Exhibit 99.1

Harris Corporation Reports Fiscal 2013 Fourth Quarter Results

MELBOURNE, Florida, July 30, 2013 — Harris Corporation (NYSE:HRS) reported revenue in the fourth quarter of fiscal 2013 of $1.36 billion compared with $1.44 billion in the prior year. GAAP income from continuing operations was $71 million, or $0.65 per diluted share, compared with $137 million, or $1.20 per diluted share, in the prior year. Non-GAAP income from continuing operations was $154 million, or $1.41 per diluted share, compared with $162 million, or $1.42 per diluted share, in the prior year. Non-GAAP amounts for fiscal 2013 exclude charges of $127 million related to restructuring and other actions in the fourth quarter and for fiscal 2012 exclude acquisition-related costs. A reconciliation of GAAP to non-GAAP financial measures is provided in the tables. Orders in the fourth quarter were $1.43 billion compared with $1.48 billion in the prior year.

“Fourth quarter results were solid in a tough government spending environment,” said William M. Brown, president and chief executive officer. “Performance benefited from our commitment to operational excellence and ongoing cost-reduction efforts, including restructuring actions announced in April that were executed faster than expected and generated fourth quarter cost savings. As we enter fiscal 2014, we now expect that restructuring and other actions will generate net annualized cost savings of approximately $60 million.”

“We were particularly encouraged by the strong new orders momentum in the international tactical radio market. With a tactical book-to-bill of 1.49 and greater than one in both international and U.S. markets, tactical backlog increased substantially in the fourth quarter.”

For full fiscal year 2013, revenue was $5.11 billion compared with $5.45 billion in the prior year. GAAP income from continuing operations was $466 million, or $4.16 per diluted share, compared with $559 million, or $4.80 per diluted share, in the prior year. Non-GAAP income from continuing operations was $549 million, or $4.90 per diluted share, compared with $605 million, or $5.20 per diluted share, in the prior year. Free cash flow was strong at $655 million compared with $619 million in the prior year.

RF Communications

Revenue in the fourth quarter for the RF Communications segment was $501 million compared with $584 million in the prior year. Tactical Communications revenue was $336 million, decreasing 18 percent, and Public Safety revenue was $165 million, decreasing 6 percent. For the quarter, segment operating income was $176 million, and non-GAAP operating income was $185 million. Operating income was $196 million in the prior year. Non-GAAP operating margin for the quarter was 36.9 percent and reflected a favorable product mix, lower costs through ongoing cost-reduction and operational excellence initiatives, and a $7 million benefit from the cumulative effect of a change in the timing of cost recognition on tactical radio programs.

Orders for the segment totaled $646 million, including $498 million in Tactical Communications and $148 million in Public Safety. Book-to-bill was 1.29 for the segment. At the end of the fourth quarter, backlog was $743 million in Tactical Communications and $598 million in Public Safety.

International tactical radio orders in the quarter included $79 million from a country in the Middle East for an integrated command, control and communications system utilizing wideband tactical radios and 4G tactical cellular capabilities, $61 million from Poland, $55 million from a country in Africa and $39 million from several customers in Brazil. U.S tactical radio orders included $38 million from the U.S. Air Force, $36 million from the U.S. Special Operations Command, and $20 million from the U.S. Marine Corps.

Public Safety orders in the quarter included $17 million from Los Angeles County, $13 million from the United Arab Emirates, and a $15 million follow-on order from the San Francisco Municipal Transportation Authority, bringing orders to-date to $47 million under an $85 million contract.

Integrated Network Solutions

Revenue in the fourth quarter for the Integrated Network Solutions segment was $402 million, a 6 percent increase compared with $379 million in the prior year, driven by growth across the segment in CapRock Communications, Healthcare Solutions and IT Services. Operating loss for the segment was $18 million compared with operating income of $6 million in the prior year. Non-GAAP operating income was $35 million compared with $34 million in the prior year.

Government Communications Systems

Revenue in the fourth quarter for the Government Communications Systems segment was $481 million, a 3 percent decline compared with $497 million in the prior year, primarily due to the transition of the GOES-R weather program to the integration and test phase. For the quarter, segment operating income was $55 million, and non-GAAP operating income was $66 million. Operating income was $66 million in the prior year. Non-GAAP operating margin in the fourth quarter was solid at 13.6 percent, resulting from strong program performance, and contributed to a record non-GAAP operating margin of 14.5 percent for the year.

Following the close of the quarter, Harris was awarded a 7-year, $150 million contract from the FAA to provide the Data Communication Network Services (DCNS) component of the NextGen Data Communications and Integrated Services (DCIS) program, bringing total contract value on the program to $481 million.

Earnings Guidance

Initial guidance for GAAP income from continuing operations for fiscal 2014 is a range of $4.65 to $4.85 per diluted share. Revenue for fiscal 2014 is expected to be about 1 to 3 percent lower compared with fiscal 2013.

Harris will host a conference call today, July 30, at 8:30 a.m. Eastern Time (ET) to discuss its fourth quarter fiscal 2013 financial results. The dial-in numbers for the teleconference are (877) 299-4454 (U.S.) and (617) 597-5447 (International), using participant code 84790152. Please allow at least 10 minutes before the scheduled start time to connect to the teleconference. Participants are encouraged to listen via live webcast and view management’s supporting slide presentation at www.harris.com/conference-call. A recording of the call will be available on the Harris website beginning at approximately 12 p.m. ET on July 30.

About Harris Corporation

Harris is an international communications and information technology company serving government and commercial markets in more than 125 countries. Headquartered in Melbourne, Florida, the company has approximately $5 billion of annual revenue and about 14,000 employees — including 6,000 engineers and scientists. Harris is dedicated to developing best-in-class assured communications® products, systems and services. Additional information about Harris Corporation is available at www.harris.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the SEC, including income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2013 and for fiscal 2013, excluding charges related to restructuring and other actions in the fourth quarter of fiscal 2013; income from continuing operations and income from continuing operations per diluted share for the fourth quarter of fiscal 2012 and for fiscal 2012, excluding charges for acquisition-related costs; free cash flow for fiscal 2013 and fiscal 2012, in each case excluding cash flow for capital expenditures; operating income and operating margin for the RF Communications segment for the fourth quarter of fiscal 2013, operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2013, operating income and operating margin for the Government Communications Systems segment for the fourth quarter of fiscal 2013, and operating margin for the Government Communications Systems segment for fiscal 2013, in each case excluding charges related to restructuring and other actions in the fourth quarter of fiscal 2013; and operating income for the Integrated Network Solutions segment for the fourth quarter of fiscal 2012, excluding charges for acquisition-related costs. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris business trends and to understand Harris performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.

Attachments: Financial Statements (Nine tables).

Forward-Looking Statements

Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include but are not limited to: earnings and revenue guidance for fiscal 2014; expected cost savings from restructuring and other actions in the fourth quarter of fiscal 2013; statements regarding commitment to operational excellence and ongoing cost-reduction efforts; potential contract opportunities and awards; the potential value of contract awards; and statements regarding outlook. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. The company’s consolidated results and the forward-looking statements could be affected by many factors, including but not limited to: the actual cost-savings from restructuring and other actions; the loss of the company’s relationship with the U.S. Government or a shift in U.S. Government funding; potential changes in U.S. Government or customer priorities and requirements (including potential deferrals of awards, terminations, reductions of expenditures, changes to respond to the priorities of Congress and the Administration, budgetary constraints, debt ceiling implications, sequestration and cost-cutting initiatives); risks inherent with large long-term fixed-price contracts, particularly the ability to contain cost overruns; the potential impact of a security breach, through cyber attack or otherwise, or other significant disruptions of the company’s IT networks and systems or those the company operates for customers; financial and government and regulatory risks relating to international sales and operations; the continued effects of the general downturn and weakness in the global economy and U.S. Government’s budget deficits, national debt, continuing resolutions and sequestration; the company’s ability to continue to develop new products that achieve market acceptance; the consequences of future geo-political events; strategic acquisitions and the risks and uncertainties related thereto, including the company’s ability to manage and integrate acquired businesses; performance of the company’s subcontractors and suppliers; potential claims that the company is infringing the intellectual property rights of third parties; the successful resolution of patent infringement claims and the ultimate outcome of other contingencies, litigation and legal matters; risks inherent in developing new technologies; changes in the company’s effective tax rate; the potential impact of natural disasters or other disruptions on the company’s operations; the potential impact of changes in the regulatory framework that applies to, or of satellite bandwidth constraints on, the company’s managed satellite and terrestrial communications solutions; the timing and impact of the anticipated disposition of the company’s Cyber Integrated Solutions operation and the timing and amount of anticipated gains, losses, impairments and charges related to such disposition; and changes in future business or other market conditions that could cause business investments and/or recorded goodwill or other long-term assets to become impaired. Further information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intention or obligation, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com

Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com

For additional information, contact Harris Corporation at webmaster@harris.com.

Table 1

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF INCOME

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
	(In millions, except per share amounts)

Revenue from product sales and services	$1,359.6	$1,436.2	$5,111.7	$5,451.3

Cost of product sales and services	(887.8)	(939.6)	(3,385.0)	(3,569.3)
Engineering, selling and administrative expenses	(300.7)	(253.2)	(914.5)	(940.9)
Non-operating income (loss)	(39.1)	(0.2)	(40.7)	11.5
Interest income	0.4	0.2	2.2	2.5
Interest expense	(26.0)	(27.3)	(109.1)	(113.2)

Income from continuing operations before income taxes	106.4	216.1	664.6	841.9
Income taxes	(35.9)	(80.0)	(202.7)	(286.0)

Income from continuing operations	70.5	136.1	461.9	555.9
Discontinued operations, net of income taxes	(15.1)	(7.6)	(353.4)	(528.1)

Net income	55.4	128.5	108.5	27.8
Noncontrolling interests, net of income taxes	0.1	0.6	4.5	2.8

Net income attributable to Harris Corporation	$55.5	$129.1	$113.0	$30.6

Net income per common share attributable to Harris Corporation common shareholders
Basic
Continuing operations	$0.65	$1.20	$4.19	$4.83
Discontinued operations	(0.14)	(0.06)	(3.18)	(4.57)

	$0.51	$1.14	$1.01	$0.26

Diluted
Continuing operations	$0.65	$1.20	$4.16	$4.80
Discontinued operations	(0.14)	(0.07)	(3.15)	(4.54)

	$0.51	$1.13	$1.01	$0.26

Cash dividends paid per common share	$0.37	$0.33	$1.48	$1.22

Basic weighted average common shares outstanding	107.8	111.9	110.5	114.2
Diluted weighted average common shares outstanding	108.6	112.5	111.2	114.8

Table 2

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

BUSINESS SEGMENT INFORMATION

(Unaudited)

	Quarter Ended		Fiscal Year Ended
	June 28, 2013	June 29, 2012	June 28, 2013	June 29, 2012
	(In millions)
Revenue
RF Communications	$500.6	$583.6	$1,849.0	$2,144.1
Integrated Network Solutions	402.1	379.0	1,538.6	1,571.2
Government Communications Systems	481.4	497.2	1,828.1	1,833.8
Corporate eliminations	(24.5)	(23.6)	(104.0)	(97.8)

	$1,359.6	$1,436.2	$5,111.7	$5,451.3

Income From Continuing Operations Before Income Taxes
Segment Operating Income (Loss):
RF Communications	$175.7	$195.7	$576.9	$703.7
Integrated Network Solutions	(17.6)	6.3	77.5	69.9
Government Communications Systems	55.0	66.1	254.7	256.2
Unallocated corporate expense	(40.1)	(22.6)	(88.5)	(81.8)
Corporate eliminations	(1.9)	(2.1)	(8.4)	(6.9)
Non-operating income (loss)	(39.1)	(0.2)	(40.7)	11.5
Net interest expense	(25.6)	(27.1)	(106.9)	(110.7)

	$106.4	$216.1	$664.6	$841.9

Table 3

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited)

	Fiscal Year Ended
	June 28, 2013	June 29, 2012
	(In millions)
Operating Activities
Net income	$108.5	$27.8
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	220.6	260.3
Share-based compensation	32.9	34.7
Non-current deferred income taxes	(49.6)	(55.8)
Gain on the sale of securities available-for-sale	(9.0)	—
Loss on the sale of discontinued operations	32.2	—
Impairment of assets of discontinued operations	330.9	585.6
Impairment of assets	47.9	—
Write-off of capitalized software	17.8	—
Loss on prepayment of long-term debt	33.2	—
(Increase) decrease in:
Accounts and notes receivable	78.3	(15.2)
Inventories	(54.1)	(25.2)
Increase (decrease) in:
Accounts payable and accrued expenses	(46.0)	(33.8)
Advance payments and unearned income	82.5	23.8
Income taxes	(3.1)	51.7
Other	10.0	(1.0)

Net cash provided by operating activities	833.0	852.9

Investing Activities
Net cash paid for acquired businesses	—	(14.1)
Cash paid for cost-method investment	(0.8)	(1.0)
Additions of property, plant and equipment	(164.8)	(209.9)
Additions of capitalized software	(13.4)	(23.9)
Proceeds from the sale of discontinued operations	147.4	—
Proceeds from the sale of securities available-for-sale	11.9	—

Net cash used in investing activities	(19.7)	(248.9)

Financing Activities
Proceeds from borrowings	18.2	9.4
Repayments of borrowings	(364.6)	(34.3)
Payment of contingent consideration	(11.6)	—
Proceeds from exercises of employee stock options	97.9	28.2
Repurchases of common stock	(414.9)	(473.5)
Cash dividends	(164.7)	(139.6)

Net cash used in financing activities	(839.7)	(609.8)

Effect of exchange rate changes on cash and cash equivalents	(8.6)	(5.1)

Net decrease in cash and cash equivalents	(35.0)	(10.9)

Cash and cash equivalents, beginning of year	356.0	366.9

Cash and cash equivalents, end of year	$321.0	$356.0

Table 4

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

CONDENSED CONSOLIDATED BALANCE SHEET

(Unaudited)

	June 28, 2013	June 29, 2012
	(In millions)
Assets
Cash and cash equivalents	$321.0	$356.0
Receivables	696.8	750.2
Inventories	668.7	617.8
Income taxes receivable	36.2	12.0
Current deferred income taxes	121.2	160.5
Other current assets	77.2	71.2
Current assets of discontinued operations	27.0	632.7
Property, plant and equipment	653.2	659.4
Goodwill	1,692.0	1,695.3
Intangible assets	308.1	421.7
Non-current deferred income taxes	124.8	80.3
Other non-current assets	132.2	135.7

	$4,858.4	$5,592.8

Liabilities and Equity
Short-term debt	$144.6	$159.4
Accounts payable	339.5	381.0
Compensation and benefits	234.3	229.1
Other accrued items	255.8	269.6
Advance payments and unearned income	308.0	221.5
Income taxes payable	—	12.0
Current deferred income taxes	1.8	0.8
Current portion of long-term debt	13.4	4.8
Current liabilities of discontinued operations	—	136.2
Long-term debt	1,577.1	1,883.0
Long-term contract liability	96.8	109.5
Other long-term liabilities	325.9	239.8
Equity	1,561.2	1,946.1

	$4,858.4	$5,592.8

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES AND REGULATION G DISCLOSURE

To supplement our condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), we provide additional measures of segment operating income (loss); cost of product sales and services; engineering, selling and administrative expenses; unallocated corporate expense; non-operating income (loss); income from continuing operations before income taxes; income taxes; income from continuing operations; income from continuing operations attributable to Harris Corporation; and income from continuing operations per diluted common share attributable to Harris Corporation common shareholders, adjusted to exclude certain costs, charges, expenses and losses. Harris management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Harris management also believes that these non-GAAP financial measures enhance the ability of investors to analyze Harris’ business trends and to understand Harris’ performance. In addition, Harris may utilize non-GAAP financial measures as a guide in its forecasting, budgeting, and long-term planning process and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

Table 5

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Condensed Consolidated Statement of Income

(Unaudited)

	Quarter Ended June 28, 2013			Quarter Ended June 29, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$1,359.6	$—	$1,359.6	$1,436.2	$—	$1,436.2

Cost of product sales and services (A)	(887.8)	18.8	(869.0)	(939.6)	—	(939.6)
Engineering, selling and administrative expenses (B)	(300.7)	74.7	(226.0)	(253.2)	27.8	(225.4)
Non-operating loss (C)	(39.1)	33.2	(5.9)	(0.2)	—	(0.2)
Interest income	0.4	—	0.4	0.2	—	0.2
Interest expense	(26.0)	—	(26.0)	(27.3)	—	(27.3)

Income from continuing operations before income taxes	106.4	126.7	233.1	216.1	27.8	243.9
Income taxes (D)	(35.9)	(43.7)	(79.6)	(80.0)	(2.7)	(82.7)

Income from continuing operations	70.5	83.0	153.5	136.1	25.1	161.2
Noncontrolling interests, net of income taxes	0.1	—	0.1	0.6	—	0.6

Income from continuing operations attributable to Harris Corporation	$70.6	$83.0	$153.6	$136.7	$25.1	$161.8

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$0.65	$0.76	$1.41	$1.20	$0.22	$1.42

	Fiscal Year Ended June 28, 2013			Fiscal Year Ended June 29, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions, except per share amounts)
Revenue from product sales and services	$5,111.7	$—	$5,111.7	$5,451.3	$—	$5,451.3

Cost of product sales and services (A)	(3,385.0)	18.8	(3,366.2)	(3,569.3)	—	(3,569.3)
Engineering, selling and administrative expenses (B)	(914.5)	74.7	(839.8)	(940.9)	58.2	(882.7)
Non-operating income (loss) (C)	(40.7)	33.2	(7.5)	11.5	—	11.5
Interest income	2.2	—	2.2	2.5	—	2.5
Interest expense	(109.1)	—	(109.1)	(113.2)	—	(113.2)

Income from continuing operations before income taxes	664.6	126.7	791.3	841.9	58.2	900.1
Income taxes (D)	(202.7)	(43.7)	(246.4)	(286.0)	(11.9)	(297.9)

Income from continuing operations	461.9	83.0	544.9	555.9	46.3	602.2
Noncontrolling interests, net of income taxes	4.5	—	4.5	2.8	—	2.8

Income from continuing operations attributable to Harris Corporation	$466.4	$83.0	$549.4	$558.7	$46.3	$605.0

Income from continuing operations per diluted common share attributable to Harris Corporation common shareholders	$4.16	$0.74	$4.90	$4.80	$0.40	$5.20

Table 6

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Business Segment Information

(Unaudited)

	Quarter Ended June 28, 2013			Quarter Ended June 29, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$500.6	$—	$500.6	$583.6	$—	$583.6
Integrated Network Solutions	402.1	—	402.1	379.0	—	379.0
Government Communications Systems	481.4	—	481.4	497.2	—	497.2
Corporate eliminations	(24.5)	—	(24.5)	(23.6)	—	(23.6)

	$1,359.6	$—	$1,359.6	$1,436.2	$—	$1,436.2

Income From Continuing Operations
Before Income Taxes
Segment Operating Income (Loss):
RF Communications (E)	$175.7	$9.2	$184.9	$195.7	$—	$195.7
Integrated Network Solutions (F)	(17.6)	52.5	34.9	6.3	27.8	34.1
Government Communications Systems (G)	55.0	10.5	65.5	66.1	—	66.1
Unallocated corporate expense (H)	(40.1)	21.3	(18.8)	(22.6)	—	(22.6)
Corporate eliminations	(1.9)	—	(1.9)	(2.1)	—	(2.1)
Non-operating loss (C)	(39.1)	33.2	(5.9)	(0.2)	—	(0.2)
Net interest expense	(25.6)	—	(25.6)	(27.1)	—	(27.1)

	$106.4	$126.7	$233.1	$216.1	$27.8	$243.9

	Fiscal Year Ended June 28, 2013			Fiscal Year Ended June 29, 2012
	As Reported	Adjustment	Non-GAAP	As Reported	Adjustment	Non-GAAP
	(In millions)
Revenue
RF Communications	$1,849.0	$—	$1,849.0	$2,144.1	$—	$2,144.1
Integrated Network Solutions	1,538.6	—	1,538.6	1,571.2	—	1,571.2
Government Communications Systems	1,828.1	—	1,828.1	1,833.8	—	1,833.8
Corporate eliminations	(104.0)	—	(104.0)	(97.8)	—	(97.8)

	$5,111.7	$—	$5,111.7	$5,451.3	$—	$5,451.3

Income From Continuing Operations
Before Income Taxes
Segment Operating Income:
RF Communications (E)	$576.9	$9.2	$586.1	$703.7	$—	$703.7
Integrated Network Solutions (F)	77.5	52.5	130.0	69.9	58.2	128.1
Government Communications Systems (G)	254.7	10.5	265.2	256.2	—	256.2
Unallocated corporate expense (H)	(88.5)	21.3	(67.2)	(81.8)	—	(81.8)
Corporate eliminations	(8.4)	—	(8.4)	(6.9)	—	(6.9)
Non-operating income (loss) (C)	(40.7)	33.2	(7.5)	11.5	—	11.5
Net interest expense	(106.9)	—	(106.9)	(110.7)	—	(110.7)

	$664.6	$126.7	$791.3	$841.9	$58.2	$900.1

Table 7

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

Free Cash Flow Calculations

(Unaudited)

	Fiscal Year Ended
	June 28,	June 29,
	2013	2012
	(In millions)
Net cash provided by operating activities	$833.0	$852.9
Less capital expenditures	(178.2)	(233.8)

Free cash flow	$654.8	$619.1

Table 8

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

Operating Margin Calculations

(Unaudited)

	Quarter Ended
	June 28, 2013	Operating Margin
	(Dollars in millions)

RF Communications

Revenue	$500.6

GAAP operating income	$175.7	35.1%
Charges associated with restructuring actions (E)	9.2

Non-GAAP operating income	$184.9	36.9%

	Quarter Ended		Fiscal Year Ended
	June 28, 2013	Operating Margin	June 28, 2013	Operating Margin
	(Dollars in millions)

Government Communications Systems

Revenue	$481.4		$1,828.1

GAAP operating income	$55.0	11.4%	$254.7	13.9%
Charges associated with restructuring actions (G)	10.5		10.5

Non-GAAP operating income	$65.5	13.6%	$265.2	14.5%

Table 9

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

Reconciliation of FY ‘13 Income from Continuing Operations per Diluted Share Attributable to

Harris Corporation Common Shareholders to FY ‘13 Non-GAAP Income from Continuing Operations per Diluted Share Attributable to Harris Corporation Common Shareholders

(Unaudited)

	Fiscal Year
	2013 (Actual)	2014 (Guidance)

GAAP income from continuing operations per diluted share attributable to Harris Corporation common shareholders	$4.16	$4.65 to $4.85

Charges associated with restructuring and other actions (I)	.74	—

Non-GAAP income from continuing operations per diluted share attributable to Harris Corporation common shareholders	$4.90	$4.65 to $4.85

HARRIS CORPORATION

FY ‘13 Fourth Quarter Summary

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

Notes to tables 5 through 9:

Note A – Adjustments to cost of product sales and services for the quarter and fiscal year ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including asset impairments ($8.3 million), workforce reductions ($6.1 million), an exit of a product line ($4.0 million) and facility consolidation ($0.4 million).

Note B – Adjustments to engineering, selling and administrative expenses for the quarter and fiscal year ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including asset impairments ($28.8 million), a write-off of capitalized software ($17.8 million), facility consolidation ($11.7 million), workforce reductions ($10.5 million) and other associated costs ($5.9 million). Adjustments to engineering, selling and administrative expenses for the quarter ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock Communications (“CapRock”), the Global Connectivity Services business of the Schlumberger group (“Schlumberger GCS”) ($17.1 million combined) and Carefx Corporation (“Carefx”) ($10.7 million). Adjustments to engineering, selling and administrative expenses for the fiscal year ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($45.2 million combined) and Carefx ($13.0 million).

Note C – Adjustments to non-operating income (loss) for the quarter and fiscal year ended June 28, 2013 are due to charges of $33.2 million associated with prepayment of debt, which relates to our optional redemption in full on May 28, 2013 of our outstanding $300 million 5% Notes due October 1, 2015.

Note D – Adjustments to income taxes are based on the applicable tax rate in the jurisdiction to which the item applies.

Note E – Adjustments to our RF Communications segment operating income for the quarter and fiscal year ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including workforce reductions ($7.1 million) and facility consolidation ($2.1 million).

Note F – Adjustments to our Integrated Network Solutions segment operating income for the quarter and fiscal year ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including asset impairments ($31.4 million), a write-off of capitalized software ($17.8 million), facility consolidation ($0.2 million), workforce reductions ($0.2 million) and other associated costs ($2.9 million). Adjustments to our Integrated Network Solutions segment operating income for the quarter ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($17.1 million combined) and Carefx ($10.7 million). Adjustments to our Integrated Network Solutions segment operating income for the fiscal year ended June 29, 2012 are due to integration and other costs associated with our acquisitions of CapRock, Schlumberger GCS ($45.2 million combined) and Carefx ($13.0 million).

Note G – Adjustments to our Government Communications Systems segment operating income for the quarter and fiscal year ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including workforce reductions ($6.1 million), an exit of a product line ($4.0 million) and facility consolidation ($0.4 million).

Note H – Adjustments to unallocated corporate expense for the quarter and fiscal year ended June 28, 2013 are due to charges associated with company-wide restructuring and other actions, including facility consolidation ($9.4 million), asset impairments ($5.7 million), workforce reductions ($3.2 million) and other associated costs ($3.0 million).

Note I – Adjustments for pre-tax charges of $126.7 million ($83.0 million after-tax or $.74 per diluted share) associated with company-wide restructuring and other actions, including prepayment of debt, asset impairments, a write-off of capitalized software, facility consolidation, workforce reductions, an exit of a product line and other associated costs.